UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2016

WP Glimcher Inc.*

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrants under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* The Registrant intends to change its name to Washington Prime Group Inc. and is seeking shareholder approval at its 2016 Annual Meeting of Shareholders on August 30, 2016 to amend Registrant’s Amended and Restated Articles of Incorporation to effectuate the name change.

Item 8.01 Other Events.

On August19, 2016, an affiliate of WP Glimcher Inc. (“WPG”) completed the sale of Knoxville Center (the “Property”) to private real estate investors (“Buyer”) for an aggregate purchase price of $10.12 million. The sale price consisted of $3.85 million paid to seller at closing and the issuance of a promissory note for a $6.2 million loan from seller to Buyer with an interest rate of 5.5% per annum and a term expiring in August 2017 when factoring in the available six month extension option. The loan is secured by the Property. The proceeds from the transaction will be used to reduce the balance outstanding under the WPG’s credit facility.

SIGNATURES

Pursuant to the requirements of the Exchange Act, WPG has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc. (Registrant)

Date: August 19, 2016	By:	/s/Robert P. Demchak
Executive Vice President, General Counsel & Corporate
Secretary